UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2008

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

As a result of the filing by Lehman Brothers Holdings Inc. (Lehman) of a Chapter 11 bankruptcy petition on September 15, 2008, Erie Indemnity Company (NASDAQ: ERIE) expects to record an other-than-temporary impairment and take a non-cash charge to earnings during the third quarter of 2008 totaling $2.4 million for preferred stock and bonds issued by Lehman. These securities are included in the Company’s available-for-sale portfolio. The Erie Indemnity Company holds no common stock issued by Lehman.

Also, in light of recent events involving American International Group, Inc. (AIG) Erie Indemnity Company reports that bonds issued by AIG included in the Company’s available-for-sale portfolio amounted to $3.0 million based on amortized cost as of September 17, 2008. Fair value at that date is estimated at 53% of amortized cost. Erie Indemnity Company continues to monitor the status of these bonds to determine the extent, if any, of other-than-temporary impairments to be recorded in respect to these bonds during the third quarter of 2008.

Two other companies within Erie Insurance Group will record other-than-temporary impairments in the third quarter for investments in Lehman or its affiliates. Erie Insurance Exchange, a reciprocal property and casualty insurance company for which Erie Indemnity Company serves as attorney-in-fact, estimates other-than-temporary impairments of approximately $12.2 million due to bond and preferred stock holdings of Lehman. The Erie Insurance Exchange holds no common stock issued by Lehman. The impairment charges recorded by Erie Insurance Exchange will have no impact on the earnings of Erie Indemnity Company. Erie Family Life Insurance Company (EFL), of which Erie Indemnity Company has ownership of 21.6 percent with the remainder owned by Erie Insurance Exchange, estimates other-than-temporary impairments of approximately $4.8 million for its holdings of bonds issued by Lehman or its affiliates. Estimates are based on fair values of these investments as of September 17, 2008. The impairment charges recorded by EFL will have a minor impact on the earnings of Erie Indemnity Company.

With respect to AIG holdings, Erie Insurance Exchange holds bonds, preferred and common stock issued by AIG with a book value of $33.1 million and a fair value estimated at 54% of book value at September 17, 2008. EFL holds AIG bonds with an amortized cost of $9.5 million and a fair value estimated at 57% of amortized cost at the same date.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995. Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not in the present or past tense and can generally be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "seek," "should," "target," "will," and other expressions that indicate future trends and events. Forward-looking statements include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Such statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the risks and uncertainties that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements are the following: the quality and liquidity of our investment portfolio; factors affecting the property/casualty and life insurance industries generally, including price competition, legislative and regulatory developments, government regulation of the insurance industry including approval of rate increases, the size, frequency and severity of claims, natural disasters, exposure to environmental claims, fluctuations in interest rates, inflation and general business conditions; the geographic concentration of our business as a result of being a regional company; the accuracy of our pricing and loss reserving methodologies; changes in driving habits; our ability to maintain our business operations including our information technology system; our dependence on the independent agency system; our dependence on our relationship with Erie Insurance Exchange; and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including those described in Part I, "Item 1A. Risk Factors" of the 2007 Form 10-K, updated by Part II, "Item 1A. Risk Factors" of the Company’s 2nd quarter 2008 Form 10-Q. A forward-looking statement speaks only as of the date on which it is made and reflects the Company’s analysis only as of that date. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

September 18, 2008	By:	Philip A. Garcia

Name: Philip A. Garcia
Title: Executive Vice President & CFO